UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)             October 3, 2003

HCC INDUSTRIES INC.

(Exact name of registrant as specified in charter)

Delaware	333-32207	95-2691666
(State or other jurisdiction of incorporation)	(Commission File number)	(I.R.S. Employer identification number)

4232 Temple City Blvd., Rosemead, California  91770

(Address of principal executive offices)

(626) 443-8933

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Item 5.  OTHER EVENT

On September 25, 2003, bondholders representing a majority of the outstanding indebtedness under the Company’s 10 ¾ % Senior Subordinated Notes consented to an amendment of the Indenture to eliminate the Company’s commitment to file periodic reports with the U. S. Securities and Exchange Commission.   Therefore, the Company intends to cease such filings on the EDGAR system immediately.

Further, the Company intends to solicit the remaining bondholders for their consent to amend the Indenture consistent with the consents already received.

On October 1, 2003, the Company executed a Consent Decree with the U.S. Environmental Protection Agency (“EPA”) to settle claims in the El Monte Operable Unit.  Under the terms of the Consent Decree, the Company and other settling parties will fund and complete remedial actions in accordance with the Record of Decision issued by the EPA in 1999.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 3, 2003

HCC INDUSTRIES INC.

/s/ RICHARD L. FERRAID
Richard L. Ferraid
President and
Chief Executive Officer

/s/ CHRISTOPHER H. BATEMAN
Christopher H. Bateman
Vice President and
Chief Financial Officer